                                                                     EXHIBIT 4.9

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                           TRUSTREET PROPERTIES, INC.

                                       AND

                         BANC OF AMERICA SECURITIES LLC

                         DATED AS OF SEPTEMBER 15, 2005

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of September 15, 2005, by and between Trustreet Properties,
Inc., a Maryland corporation (the "COMPANY"), and Banc of America Securities LLC
(the "INITIAL PURCHASER"), who has agreed to purchase the Company's 7 1/2%
Senior Notes due 2015 (the "INITIAL NOTES") pursuant to the Purchase Agreement
(as defined below).

                  The Company has previously issued, on March 23, 2005,
$250,000,000 aggregate principal amount of the Company's 7 1/2% Senior Notes due
2015 pursuant to the Indenture (as defined below) (the "EXISTING NOTES"). The
Initial Notes and the Existing Notes will be treated as a single series of notes under the Indenture. The Initial Notes will not be fungible with the Existing
Notes as the Initial Notes will be subject to transfer restrictions; however, the Initial Notes will have the benefit of registration rights referred to below which, when satisfied, will provide investors with securities that are fungible with the Existing Notes.

                  This Agreement is made pursuant to the Purchase Agreement, dated as of September 12, 2005 (the "PURCHASE AGREEMENT"), by and between the
Company and the Initial Purchaser (i) for its benefit as the Initial Purchaser and (ii) for the benefit of the holders from time to time of the Notes
(including you as the Initial Purchaser). In order to induce the Initial
Purchaser to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 5(h) of the Purchase Agreement.

                  The parties hereby agree as follows:

SECTION 1. DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Broker-Dealer: Any broker or dealer registered under the
Exchange Act.

                  Closing Date:  The date of this Agreement.

                  Commission:  The Securities and Exchange Commission.

                  Consummate: A registered Exchange Offer shall be deemed
"Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer
Registration Statement relating to the Exchange Notes to be issued in the
Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of
Initial Notes that were tendered by Holders thereof pursuant to the Exchange
Offer.

                  Effectiveness Target Date:  As defined in Section 5.

                  Exchange Act:  The Securities Exchange Act of 1934, as
amended.

                  Exchange Notes: The 7 1/2% Senior Notes due 2015, of the same series under the Indenture as the Initial Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

                  Exchange Offer: The registration by the Company under the
Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer
Restricted Securities the opportunity to exchange all such outstanding Transfer
Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer
Restricted Securities tendered in such exchange offer by such Holders.

                  Exchange Offer Registration Statement: The Registration
Statement relating to the Exchange Offer, including the related Prospectus.

                  Holders:  As defined in Section 2(b) hereof.

                  Income Funds:  As defined in the Purchase Agreement.

                  Indemnified Holder:  As defined in Section 8(a) hereof.

                  Indenture: The Indenture, dated as of March 23, 2005, among the Company and Wells Fargo Bank, N.A., as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Notes: The 7 1/2% Senior Notes due 2015, of the same series under the Indenture as the Exchange Notes, for so long as such securities constitute Transfer Restricted Securities.

                  Initial Placement: The sale by the Company of the Initial
Notes to the Initial Purchaser pursuant to the Purchase Agreement.

                  Initial Purchaser:  As defined in the preamble hereto.

                  Interest Payment Date: As defined in the Indenture and the
Notes.

                  NASD:  National Association of Securities Dealers, Inc.

                  Notes:  The Initial Notes and the Exchange Notes.

                  Offering Memorandum:  As defined in the Purchase Agreement.

                  Person: An individual, partnership, corporation, trust or
unincorporated organization, or a government or agency or political subdivision thereof.

                  Prospectus: The prospectus included in a Registration
Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Registration Default:  As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the
Company relating to (a) an offering of Exchange Notes pursuant to an Exchange
Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Securities Act:  The Securities Act of 1933, as amended.

                  Shelf Filing Deadline:  As defined in Section 4 hereof.

                  Shelf Registration Statement:  As defined in Section 4 hereof.

                  Transfer Restricted Securities: Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Note is distributed to the public pursuant to Rule 144 under the
Securities Act or by a Broker-Dealer pursuant to the "Plan of Distribution"
contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

                  Trust Indenture Act: The Trust Indenture Act of 1939 as in
effect on the Closing Date.

                  Underwritten Registration or Underwritten Offering: A
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

                  (a)   Transfer Restricted Securities. The securities entitled
to the benefits of this Agreement are the Transfer Restricted Securities.

                  (b)   Holders of Transfer Restricted Securities. A Person is
deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER")
whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

                  (a)   Unless the Exchange Offer shall not be permissible under
applicable law or Commission policy, the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date, a

Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use its reasonable best efforts to cause such
Registration Statement to become effective at the earliest possible time, but in no event later than 270 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration
Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such
Registration Statement pursuant to Rule 430A under the Securities Act and (C)
cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation, foreign limited liability company or other foreign entity where it is not then so qualified or take any action that would subject it to taxation or require it to file a general consent to service for process in any jurisdiction where it is not then so subject, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the
Transfer Restricted Securities and to permit resales of Notes held by
Broker-Dealers as contemplated by Section 3(c) below.

                  (b)   The Company shall use its reasonable best efforts to
cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the
Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company
shall use its reasonable best efforts to cause the Exchange Offer to be
Consummated on the earliest practicable date after the Exchange Offer
Registration Statement has become effective, but in no event later than 30 business days after the date the Exchange Offer Registration Statement has become effective.

                  (c)   The Company shall indicate in a "Plan of Distribution"
section contained in the Prospectus forming a part of the Exchange Offer
Registration Statement that any Broker-Dealer who holds Initial Notes that are
Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than
Transfer Restricted Securities acquired directly from the Company) may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the
Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of
Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such
Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

                  The Company shall use its reasonable best efforts to keep the
Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by
Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration
Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, provided, however, that any such Broker-Dealer desiring the Company to keep the Exchange Offer Registration Statement continuously effective shall notify the Company in writing that such
Broker-Dealer acquired Transfer Restricted Securities (other than from the
Company or any affiliate of the Company) as a result of market-making or other similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Securities Act upon a subsequent sale or other disposition of the Exchange Notes.

                  The Company shall provide sufficient copies of the latest
version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. SHELF REGISTRATION

                       (a) Shelf Registration. If (i) the Company is not
required to file an Exchange Offer Registration Statement or to consummate the
Exchange Offer because the Exchange Offer is not permitted by applicable law or
Commission policy, (ii) for any reason the Exchange Offer is not Consummated within 30 business days after the effectiveness of the Exchange Offer
Registration Statement, or (iii) with respect to any Holder of Transfer
Restricted Securities (A) such Holder is prohibited by applicable law or
Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the
Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial
Notes acquired directly from the Company or one of its affiliates, then, upon such Holder's request, the Company shall

                       (x) cause to be filed a shelf registration statement
                  pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT") as soon as practicable but in any event on or prior to 60 days after the filing obligation arises (such date being the "SHELF FILING
                  DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                       (y) use its reasonable best efforts to cause such Shelf
                  Registration Statement to be declared effective by the
                  Commission on or before the 210th day after the Shelf Filing
                  Deadline.

The Company shall use its reasonable best efforts to keep such Shelf
Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of
Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the
Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period until the earlier of (i) the expiration of the period referred to in Rule 144(k) under the Securities Act (or any successor rule) with respect to the Transfer Restricted Securities, (ii)
such shorter period that will terminate when all the Notes covered by such Shelf
Registration Statement have been sold pursuant to such Shelf Registration
Statement or (iii) the date when all Transfer Restricted Securities are disposed of pursuant to Rule 144 under the Securities Act (or any successor rule).

                  (b)   Provision by Holders of Certain Information in
Connection with the Shelf Registration Statement. No Holder of Transfer
Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request, including, if required by law, the information specified in item 507 or
508 of Regulation S-K as applicable of the Securities Act, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. In the event that Additional Interest becomes due to a Holder of Transfer Restricted Securities solely as a result of such Holder having failed to furnish the information specified in this Section 4(b), such Holder shall not be entitled to such Additional Interest unless and until such Holder shall have provided all such information (it being understood that Additional
Interest shall not accrue for the benefit of any Holder until such Holder provides such information). Each Holder as to which any Shelf Registration
Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  By acquiring the Initial Notes or the Exchange Notes, each
Holder agrees to provide the indemnity set forth in Section 8(b) hereof with respect to the information such Holder furnishes to the Company in writing expressly for use in any Shelf Registration Statement.

SECTION 5. ADDITIONAL INTEREST

                  If (i) any of the Registration Statements required by this
Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "EFFECTIVENESS TARGET DATE"), (iii)
the Exchange Offer has not been Consummated within 30 business days after the
Effectiveness Target Date with respect to the Exchange Offer Registration
Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective; provided, that, with respect to a Shelf Registration Statement that the Company is required to keep effective pursuant to Section 4

hereof, the Company may suspend such Shelf Registration Statement without such suspension giving rise to a Registration Default (as defined below) if the
Company determines, in its reasonable judgment, that the continued effectiveness of the Shelf Registration Statement and the Prospectus included therein would
(x) require the disclosure of material information which the Company has a bona fide reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company, so long as (A) the Company does not suspend the Shelf Registration Statement more than twice in any consecutive twelve-month period, (B) no such suspension exceeds 60 days and (C) such suspensions do not exceed 90 days in the aggregate in any consecutive twelve-month period (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees that the interest rate borne by the Transfer
Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.0% per annum for all Registration
Defaults; provided, that the Company shall in no event be required to pay
Additional Interest with respect to more than one Registration Default at any given time. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

                  All Additional Interest accrued pursuant to this Section 5 shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any
Transfer Restricted Security at the time such security ceases to be a Transfer
Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

                  (a)   Exchange Offer Registration Statement. In connection
with the Exchange Offer, the Company shall comply with all of the provisions of
Section 6(c) and (d) below, shall use its reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof. In addition, as a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the
effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business and (D) such other representations as may be necessary under applicable Commission rules, regulations or interpretations. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon
Capital Holdings Corporation (available May 13, 1988), as interpreted in the
Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for
Initial Notes acquired by such Holder directly from the Company.

                  (b)   Shelf Registration Statement. In connection with the
Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) and (d) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted
Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration
Statement relating to the registration on any appropriate form under the
Securities Act, which form shall be available for the sale of the Transfer
Restricted Securities in accordance with the intended method or methods of distribution thereof.

                  (c)   General Provisions. In connection with any Registration
Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any
Registration Statement and the related Prospectus required to permit resales of
Notes by Broker-Dealers), the Company shall:

                  (i)   use its reasonable best efforts to keep such
Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this
Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such untrue statement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (ii)  prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in
Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such

Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by any such Holder or underwriter(s), to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the
Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the
Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (it being understood that in the case of clause (D), only the existence of the fact or event must be disclosed, and the nature of the fact of event may be kept confidential for such period as required for bona fide business reasons). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer
Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv)  furnish without charge to the Initial Purchaser, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any
Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such
Registration Statement), which documents will be subject to the review of such
Holders and underwriter(s) in connection with such sale, if any, for a period of at least three business days, and the Company will not file any such
Registration Statement or Prospectus or any amendment or supplement to any such
Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Initial Purchaser of Transfer Restricted Securities
covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within three business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of the Initial Purchaser or an underwriter, if any, shall be deemed to be reasonable if such Registration
Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of

a material fact or omits to state a material fact necessary to make the statements therein not misleading;

                  (v)    promptly prior to the filing of any document that is to
be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchaser, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the
Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                  (vi)   in the case of a Shelf Registration Statement and
subject to a customary written agreement of confidentiality, make available at reasonable business hours in the offices where such records are normally maintained for inspection by the Initial Purchaser, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchaser or any of the underwriter(s), upon prior written notice, all relevant financial and other records, pertinent corporate documents and documents relating to properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                  (vii)  in the case of a Shelf Registration Statement, if
requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the
"Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                  (viii) cause the Transfer Restricted Securities covered by the
Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of
Transferred Restricted Securities covered thereby or the underwriter(s), if any;

                  (ix)   furnish to each selling Holder and each of the
underwriter(s), if any, without charge, at least one copy of the Registration
Statement, as first filed with the Commission, and of each amendment thereto in compliance with applicable law, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x)    in the case of a Shelf Registration Statement, deliver
to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the

                                       10

Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi)   in the case of a Shelf Registration Statement, upon
request of Holders who collectively hold an aggregate principal amount of
Transferred Restricted Securities in excess of 25% of the outstanding principal amount of Transferred Restricted Securities (the "REQUESTING HOLDERS"), enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer
Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Initial
Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten
Registration, the Company shall:

                  (A)    upon the reasonable request of any Requesting Holder,
          furnish to the Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf
          Registration Statement:

                         (1)   a certificate, dated the date of effectiveness of
                  the Shelf Registration Statement signed by (y) the Chief
                  Executive Officer, the President or any Vice President and
                  (z) a principal financial or accounting officer of the
                  Company, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement and such other matters as such
                  parties may reasonably request;

                         (2)   an opinion, dated the date of effectiveness of
                  the Shelf Registration Statement, of counsel for the
                  Company, covering the matters customarily covered in such
                  opinions, which shall be reasonably satisfactory to the
                  underwriters, if any, and the Requesting Holders; and

                         (3)   a customary comfort letter, dated as of the date
                  of effectiveness of the Shelf Registration Statement, from the independent accountants of the Company and the Income
                  Funds, in the customary form and covering matters of the
                  type customarily covered in comfort letters at the time such comfort letter is delivered, by underwriters in connection with primary underwritten offerings, and affirming the
                  matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without
                  exception;

                  (B)    set forth in full or incorporate by reference in the
          underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                                       11

                  (C)    deliver such other documents and certificates as may be
          reasonably requested by such parties to evidence compliance with clause (A) above and with any reasonable and customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

                         If at any time the representations and warranties of
          the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                         (xii)  prior to any public offering of Transfer
Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue
Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to general service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

                         (xiii) shall issue, upon the request of any Holder of
Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of
Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the
Company for cancellation;

                         (xiv)  cooperate with the selling Holders and the
underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                         (xv)   use its reasonable best efforts to cause the
Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer
Restricted Securities, subject to the proviso contained in clause (xii) above;

                         (xvi)  subject to Section 6(d) hereof, if any fact or
event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, such Prospectus will not contain an untrue

                                       12

statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                         (xvii)  the Company agrees to notify each Holder to
suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the
Prospectus, as amended or supplemented, as such Holder may reasonably request;

                         (xviii) provide a CUSIP number for all Transfer
Restricted Securities not later than the effective date of the Registration
Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                         (xix)   cooperate and assist in any filings required to
be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the
NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                         (xx)    otherwise use its reasonable best efforts to
comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or reasonable best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the
Company's first fiscal quarter commencing after the effective date of the
Registration Statement;

                         (xxi)   cause the Indenture to continue to be qualified
under the Trust Indenture Act and, in connection therewith, cooperate with the
Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to remain so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to remain so qualified; and

                         (xxii)  provide promptly to each Holder upon request
each document filed with the Commission pursuant to the requirements of Section
13 and Section 15 of the Exchange Act; provided, however, that the availability of the foregoing materials on the Commission's website or the Company's website shall be deemed to satisfy the foregoing delivery obligation.

                                       13

                  (d)    Restrictions on Holders. Each Holder agrees by
acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section
6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of
Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended
Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Each Holder receiving a notice of a suspension pursuant to the proviso set forth in the first paragraph of
Section 5 hereof hereby (it being understood that such notice may disclose only the existence of the fact or event and need not disclose the nature of the fact or event, which may be kept confidential for such period as may reasonably be required for bona fide business reasons) agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated
Prospectuses or (ii) if so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such
Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Shelf Registration Statement set forth in
Section 4 hereof, shall be extended by the number of days during the period from and including the date of delivery of such notice pursuant to Section
6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; however, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the
Company's option to suspend use of a Shelf Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of
Section 5.

SECTION 7. REGISTRATION EXPENSES

                  (a)    All expenses incident to the Company's performance of
or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of
Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, the
Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the
Company or the Income Funds (including the expenses of any special audit and comfort letters required by or incident to such performance).

                                       14

                  The Company will, in any event, bear its internal expenses
(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                  (b)    In connection with any Registration Statement required
by this Agreement (including, without limitation, the Exchange Offer
Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted
Securities being tendered in the Exchange Offer and/or resold pursuant to the
"Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be
Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared; provided however that any such fees and disbursements incurred in connection with the Exchange Offer
Registration Statement shall not exceed $10,000. Each Holder shall pay all expenses of its counsel, except as provided in this paragraph (b), all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities pursuant to a Shelf Registration Statement.

SECTION 8. INDEMNIFICATION

                  (a)    The Company agrees to indemnify and hold harmless (i)
each Holder and (ii) each person, if any, who controls (within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder
(any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any
amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; provided, however, that the Company will not be liable to any Initial Purchaser,
Indemnified Holder (in its capacity as Holder) or underwriter (or any person who controls such party within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) with respect to any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense

                                       15

resulted from the fact that such Initial Purchaser, Indemnified Holder (in its capacity as Holder), or underwriter, as the case may be, sold Transfer
Restricted Securities to a Person to whom such Initial Purchaser, Indemnified
Holder (in its capacity as Holder) or underwriter, as the case may be, failed to send or give, at or prior to the written confirmation of sale of such Transfer
Restricted Securities, a copy of the final Prospectus (as amended or supplemented), if the Company has previously furnished copies thereof
(sufficiently in advance of the closing of such sale to allow for distribution of the final Prospectus in a timely manner) to such Initial Purchaser,
Indemnified Holder (in its capacity as Holder) or underwriter, as the case may be, and the loss, liability, claim, damage or expense of such Initial Purchaser,
Indemnified Holder (in its capacity as Holder) or underwriter, as the case may be, resulted from an untrue statement of alleged untrue statement or omission or alleged omission of a material fact contained in or omitted from such preliminary Prospectus which was corrected in the final Prospectus. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the
Company of its obligations pursuant to this Agreement except to the extent that the Company is prejudiced as a result of such failure). The Company shall be liable for any settlement of any such action or proceeding effected with the
Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any
Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

                  (b)    Each Holder of Transfer Restricted Securities agrees,
severally and not jointly, to indemnify and hold harmless the Company and its directors, officers of the Company who sign a Registration Statement, and any person controlling (within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the
Indemnified Holders set forth in section 8(a), but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Section 8(a).

                                       16

                  (c)    In case any such action is brought against any
indemnified party under this Section 8 and such indemnified party seeks or intends to seek indemnity from an indemnifying party under this Section 8, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving from such indemnified party the notice required pursuant Section 8(a), to assume the defense thereof with counsel reasonably satisfactory to such indemnified party;
provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnified party and the indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the next proceeding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall, to the extent required by subsection (a) or subsection (b), as applicable, of this Section 8, be at the expense of the indemnifying party.

                  (d)    If the indemnification provided for in this Section 8
is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof
(other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company shall be deemed to be equal to the total gross proceeds from the Initial
Placement as set forth on the cover page of the Offering Memorandum), the amount of Additional Interest which does not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or
(ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above, but also the relative fault of the Company on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.
The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material

                                       17

fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this
Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section 8, no Holder (and its related Indemnified Holders) shall be liable, in the aggregate, for any amount in excess of the discount granted or the commission paid by the Company as set forth in the Purchase Agreement with respect to the Initial Notes held by such Holder, or in the case of a Holder of
Exchange Notes, the Initial Notes exchanged for such Exchange Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A

                  The Company hereby agrees with each Holder, for so long as any
Transfer Restricted Securities remain outstanding, to make available to any
Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted
Securities from such Holder or beneficial owner, the information required by
Rule 144A(d)(4) under the Securities Act in order to permit resales of such
Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer
Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b)
completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

                                       18

SECTION 11. SELECTION OF UNDERWRITERS

                  The Holders of Transfer Restricted Securities covered by the
Shelf Registration Statement who desire to do so may sell such Transfer
Restricted Securities in an Underwritten Offering. In any such Underwritten
Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12. MISCELLANEOUS

                  (a)    Remedies. The Company hereby agrees that monetary
damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b)    No Inconsistent Agreements. The Company will not on or
after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this
Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person, except with respect to its Series B and
Series B-1 convertible preferred stock. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                  (c)    Adjustments Affecting the Notes. The Company will not
take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

                  (d)    Amendments and Waivers. The provisions of this
Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the
foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered;
provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Company shall obtain the written consent of the Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

                  (e)    Notices. All notices and other communications provided
for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified,

                                       19

return receipt requested), facsimile, telex, telecopier, or air courier guaranteeing overnight delivery:

                         (i)     if to a Holder, at the address set forth on the
records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                         (ii)    if to the Company:

                                        Trustreet Properties, Inc.
                                        450 South Orange Avenue
                                        Orlando, Florida 32801-3336
                                        Facsimile No.: (407) 540-2102
                                        Attention:  Chief Financial Officer

                         With a copy to:

                                        Sidley Austin Brown & Wood LLP
                                        787 Seventh Avenue
                                        New York, New York 10019
                                        Facsimile No.: (212) 839-5599
                                        Attention:  Craig Chapman, Esq.

                         (iii)   if to the Initial Purchaser:

                                        Banc of America Securities LLC
                                        40 West 57th Street
                                        NY1-040-27-01
                                        New York, New York 10019
                                        Facsimile:  (704) 264-2522
                                        Attention:  Legal Department

                         With a copy to:

                                        Shearman & Sterling LLP
                                        599 Lexington Avenue
                                        New York, New York 10022
                                        Facsimile:  (212) 848-7179
                                        Attention:  Andrew R. Schleider, Esq.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed;
when answered back, if telexed; when receipt acknowledged, if telecopied or sent via facsimile; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                                       20

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f)    Successors and Assigns. This Agreement shall inure to
the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; provided, further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any
Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such
Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to bound by and to perform all of the terms and provisions of this
Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (g)    Counterparts. This Agreement may be executed in any
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h)    Headings. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (j)    Severability. In the event that any one or more of the
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k)    Entire Agreement. This Agreement together with the
Purchase Agreement, the Securities, the DTC Agreement and the Indenture (as
defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                       21

                            [SIGNATURE PAGES FOLLOW]

                                       22

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 TRUSTREET PROPERTIES, INC.

                                 By:     /s/Steven D. Shackelford
                                    ----------------------------------------
                                    Name:  Steven D. Shackelford
                                    Title: Executive Vice President, Chief
                                    Financial Officer and Secretary

                  The foregoing Registration Rights Agreement is hereby
confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:   /s/Stephan Jaeger
   -----------------------------
   Name:  Stephan Jaeger
   Title: Principal